UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2012

(Date of Report: Date of earliest event reported)

Realgold International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21909	86-0779928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

69-2, Jalan Taman Melaka Raya 25,
Taman Melaka Raya, 75000 Melaka, Malaysia.

 (Address of principal executive office)

Registrant's telephone number, including area code: +6 06-281 4534

Copy of Communications To:

Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Tel: 212-219-7783
Fax: 212-219-3604
(Name, Address and Telephone Number of Person
Authorized to Receive Notice and Communications on Behalf of Registrant)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2012, the Board of Director of Realgold International Inc (“Company”) adopted an Amendment to the Articles of Incorporation to increase the authorized stock of Company from 110,000,000 shares (10,000,000 preferred shares and 99,000,0000 common shares) to 1,000,000,000 shares (10,000,000 preferred shares and 990,000,000 common shares).

The stockholder who holds the majority voting rights of the Company has consented to the said Amendment.

The adopted Amendment to Articles of Incorporation is as follows:

The Articles of Incorporation has been amended by amending Article Four as follows:

Article Four: The Corporation is authorized to issue a total of 1,000,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value of $ 0.001 per share, and 990,000,000 shares of common stock, par value of $ 0.001 per share.

The executive officer of the Company has been instructed to file the above described Amendment of Articles of Incorporation with the State of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Realgold International, Inc.

By:

/s/ Tan Lung Lai

Tan Lung Lai

CEO, CFO

Date:  May 23, 2012